EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-34622 and 33-40156 on Forms S-3 and Nos. 33-63023, 333-63144 and 333-121364 on Forms S-8 of our reports dated March 16, 2005, (which express an unqualified opinion and include explanatory paragraphs with respect to the Company’s 2003 adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities and the Company’s restatement of the consolidated balance sheet as of December 31, 2003 and the related consolidated statement of cash flows for the year then ended), relating to the consolidated  financial statements and consolidated financial statement schedules of Northeast Utilities, and our report on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, dated March 16, 2005, (which expresses an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), all appearing in and incorporated by reference in this Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2004.

We also consent to the incorporation by reference in Registration Statement Nos. 333-118276 of The Connecticut Light and Power Company, 333-116725 of Public Service Company of New Hampshire, and 333-108712 of Western Massachusetts Electric Company on Forms S-3 of our reports dated March 16, 2005, relating to the consolidated  financial statements and consolidated financial statement schedules of The Connecticut Light and Power Company, Public Service Company of New Hampshire, and Western Massachusetts Electric Company, respectively, all appearing in and incorporated by reference in this Annual Report on Form 10-K for each of the respective companies for the year ended December 31, 2004.

/s/

Deloitte & Touche LLP

Deloitte & Touche LLP

Hartford, Connecticut

March 16, 2005